UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 28, 2007

IOMEGA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware 1-12333 86-0385884
(State or Other Jurisdiction (Commission (IRS Employer
of Incorporation) File Number) Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA 92130 (Address of Principal Executive Offices) (Zip Code)

(858) 314-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

On February 28, 2007, the Board of Directors of Iomega Corporation (“Iomega”) approved the 2007 Corporate Bonus Plan (formerly called the “Incentive Bonus Plan”) and established bonus awards that may be earned by Iomega’s named executive officers, whose annual bonus targets are as follows: Jonathan Huberman, Chief Executive Officer - 100%; Thomas Kampfer, President and Chief Operating Officer - 75%; Preston Romm, Vice President, Finance and Chief Financial Officer - 55% (each executive’s target is as a percentage of their base salary). The 2007 bonuses may be paid based on the achievement of certain company-wide operating income goals.

Depending upon Iomega’s 2007 operating income, bonus payouts may be zero (for failure to achieve the threshold level of operating income), or 75% to 100% of each of the annual bonus targets based upon achieving operating income levels at or above the threshold level. The Board of Directors established an operating income range, and should 2007 operating income levels be within or greater than that range, each executive would receive 75% to 100% of their annual bonus target (on a linear slope from the threshold target to the full payout target). In no case will the payout exceed 100% of an executive’s bonus target.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 6, 2007

IOMEGA CORPORATION
(Registrant)

By: /s/ Thomas D. Kampfer Thomas D. Kampfer
President and Chief Operating Officer

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